Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. and Plains GP Holdings Announce Successful Results of Simplification Process and Related Actions

Improves Cost of Capital; Strengthens Distribution Coverage and Credit Profile; Simplifies Structure

Conference Call Scheduled For Tuesday, July 12, 2016 at 7:30 a.m. CT

HOUSTON - July 11, 2016 - Plains All American Pipeline, L.P. (NYSE: PAA) announced it has entered into a definitive agreement (the “Simplification Transaction”) with Plains AAP, L.P. (“AAP”), a controlled affiliate of Plains GP Holdings, L.P. (NYSE: PAGP), to permanently eliminate PAA’s incentive distribution rights and the economic rights associated with PAA’s 2% general partner interest in exchange for 245.5 million newly issued PAA common units (implied exchange ratio of approximately 0.3755 PAA common units per AAP Class A unit) and the assumption of all of AAP’s outstanding debt (currently $593 million).  The implied transaction value is approximately $7.2 billion.  Upon closing of the Simplification Transaction, PAGP and its UP-C structure will remain in place, and AAP’s 245.5 million units of PAA will represent approximately 34.8% ownership in PAA on a fully diluted basis.

In a separate release today, PAA and PAGP announced quarterly distributions with respect to the second quarter of 2016 to be paid in August, which were unchanged from the first quarter distributions paid in May. PAA also announced that effective with the third quarter distribution to be paid in November, PAA intends to pay a quarterly distribution of $0.55 per common unit ($2.20 per unit on an annualized basis). This equates to a 21% reduction to the current quarterly payout per PAA common unit.  Pro forma for the Simplification Transaction, but excluding the effect of PAGP’s reverse split described herein for comparative purposes, the quarterly distribution payable in November to the holders of PAGP Class A shares for the third quarter of 2016 will be $0.2065 per Class A share ($0.8260 annually), representing an 11% reduction from the current quarterly distribution per PAGP Class A share.

Greg Armstrong, Chairman and CEO of Plains All American stated “We are pleased to announce this simplification transaction and related actions, which accomplish several important objectives for PAA and its stakeholders, including PAGP.  Collectively, these actions will simplify PAA’s capital structure, better align the interests of its equity stakeholders, improve its overall credit profile, reduce its cost of incremental capital and improve its distribution coverage.  As a result, PAA will be better positioned to capitalize on attractive growth opportunities and manage its business over the long term.”

With respect to the Simplification Transaction, PAA and PAGP also announced the following:

•                  The Simplification Transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions, including the approval of a majority of PAGP’s shareholders (Classes A and B considered together), which approval will be solicited at a special meeting to be held prior to closing.  A proxy statement will be filed with the SEC and mailed to all of PAGP’s Class A and B shareholders prior to the special meeting.  PAGP shareholders representing a majority of the outstanding Class A and B shares of PAGP have entered into a voting agreement in support of the Simplification Transaction.

•                  The Simplification Transaction was evaluated, negotiated and approved on behalf of PAA by a conflicts committee established by PAA’s general partner (“PAA Conflicts Committee”) and on behalf of PAGP by the PAGP Board.

•                  In addition, PAA and PAGP received a tax opinion that the transaction is generally not expected to be taxable to PAA or its equity holders (including AAP).  In addition, the Simplification Transaction is generally not expected to be taxable to PAGP or its shareholders.

•                  As a result of the Simplification Transaction, PAGP Class A shareholders and PAA common and preferred unitholders will have the right to participate in the election of directors of the parent company board under a unified governance structure.  Under the current structure, PAA common unitholders are not eligible to participate in the election of directors of the general partner of PAGP and PAGP Class A shareholders only participate in such elections following a reduction in ownership of the private general partner owner group to below 40%.  The first meeting to elect directors is expected to occur during 2018.

•                  Upon closing of the Simplification Transaction, PAA will have approximately 643 million common units outstanding (706 million assuming conversion of PAA’s Series A Preferred units).

•                  In connection with the closing of the Simplification Transaction, AAP will execute a reverse split to adjust the number of its outstanding units to equal the number of PAA common units held by AAP.  Simultaneously, PAGP will also execute a reverse split to adjust the number of PAGP Class A shares outstanding to equal the number of AAP units it owns following AAP’s reverse split.

•                  Holders of AAP Class A units other than PAGP will continue to have the right to exchange their AAP ownership and related voting rights for a PAGP Class A share on a one-for-one basis or, alternatively, to redeem such ownership and related rights for their proportionate share of PAA common units held by AAP, subject to certain limitations.

•                  Barclays acted as lead financial advisor to the Plains entities and management and Citigroup also acted as a financial advisor in connection with the transaction.  Tudor, Pickering, Holt & Co. acted as financial advisor to the PAA Conflicts Committee, and Jefferies LLC acted as financial advisor to the PAGP Board.  Legal advisors included Vinson and Elkins LLP for

PAGP, Richards, Layton & Finger, P.A. for the PAA Conflicts Committee and Baker Botts L.L.P. as special counsel for the PAGP Board.

PAA will conduct a conference call on Tuesday, July 12, 2016 to further discuss the Simplification Transaction, quarterly distributions, PAA’s confirmation of its 2016 adjusted EBITDA guidance and related matters.  The conference call will be held at 8:30 a.m. ET (7:30 a.m. CT).

Webcast Access Instructions

Access to the live webcast is available at either of the addresses below.  Registering for the webcast in advance is recommended.

www.plainsallamerican.com (Navigate to: Investor Relations/ either “PAA” or “PAGP”/ News & Events/ Conference Calls)

or

https://event.webcasts.com/starthere.jsp?ei=1089822

The slide presentation accompanying the conference call will be posted a few minutes prior to the call at www.plainsallamerican.com under the “Investor Relations” sections of the website (Navigate to: Investor Relations/ either “PAA” or “PAGP”/ News & Events/ Conference Calls).

Webcast Replay Instructions

An audio replay in MP3 format will be available within two hours after the end of the call at www.plainsallamerican.com under the “Investor Relations” sections of the website (Navigate to: Investor Relations/ either “PAA” or “PAGP”/ News & Events/ Conference Calls).

Additional Information and Where to Find It

The Simplification Transaction will be submitted to the shareholders of PAGP for their consideration, and PAGP will file with the SEC a proxy statement to be used by PAGP to solicit the required approval of its shareholders in connection with the Simplification Transaction. PAGP also plans to file other documents with the SEC regarding the proposed Simplification Transaction.  INVESTORS AND SECURITY HOLDERS OF PAGP ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SIMPLIFICATION TRANSACTION.  Security holders may obtain free copies of the proxy statement and other documents containing important information about PAGP, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by PAGP will be available free of charge on PAGP’s website at ir.pagp.com or by contacting PAGP’s Investor Relations Department at (866) 809-1291.

Participants in the Solicitation

PAGP and the directors and executive officers of its general partner (“PAGP GP”), and PAA and the directors and executive officers of the general partner of the sole member of its general partner, Plains All American GP LLC (“GP LLC”), may be deemed to be “participants” in the solicitation of proxies from PAGP’s shareholders in connection with the Simplification Transaction.  Information about the directors and executive officers of PAGP GP is set forth in PAGP’s Annual Report on Form 10-K and information about the directors and executive officers of GP LLC is set forth in PAA’s Annual Report on Form 10-K, which were each filed with the SEC on February 25, 2016, and PAGP’s and PAA’s subsequent Quarterly Reports on Form 10-Q. These documents can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement that PAGP intends to file with the SEC.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this press release consist of forward-looking statements, including statements regarding the timing and expected benefits and impact of the Simplification Transaction. These forward-looking statements are based on PAGP’s and PAA’s current views with respect to future events, based on what we believe to be reasonable assumptions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond the control of PAGP and PAA, including the satisfaction of the conditions precedent to the closing of the Simplification Transaction. You should read PAGP’s and PAA’s Annual Reports on Form 10-K for the year ended December 31, 2015 and their most recently filed Quarterly Reports on Form 10-Q for a more extensive list of factors that could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. PAGP and PAA undertake no obligation to revise any forward-looking statements to reflect events or circumstances occurring after today’s date.

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, natural gas liquids (“NGL”), natural gas and refined products. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles over 4.6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas.

PAGP is a publicly traded entity that owns an interest in the general partner and incentive distribution rights of PAA, one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas.

Contact:	Ryan Smith
Director, Investor Relations
(866) 809-1291